Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-61264) of Xcel Energy Inc. of our report dated June 24, 2002 relating to the financial statements of the Xcel Energy Employee Stock Ownership Plan as of Dec. 30, 2001, which appears in this Form 11-K.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 28, 2002